Exhibit 99.1
Caesars Entertainment, Inc. Reports Third Quarter 2024 Results

LAS VEGAS and RENO, Nev. (October 29, 2024) – Caesars Entertainment, Inc., (NASDAQ: CZR) (“Caesars,” “CZR,” “CEI” or “the Company”) today reported operating results for the third quarter ended September 30, 2024.
Third Quarter 2024 and Recent Highlights:
•GAAP net revenues of $2.9 billion versus $3.0 billion for the comparable prior-year period.
•GAAP net loss of $9 million compared to net income of $74 million for the comparable prior-year period.
•Same-store Adjusted EBITDA of $1.0 billion versus $1.0 billion for the comparable prior-year period.
•Caesars Digital Adjusted EBITDA of $52 million versus $2 million for the comparable prior-year period.
Tom Reeg, Chief Executive Officer of Caesars Entertainment, Inc., commented, “During the third quarter, we delivered another quarter of $1 billion of same-store consolidated Adjusted EBITDA. Results in Las Vegas reflect record third quarter hotel, F&B and banquet revenues driven by strong occupancy and cash ADRs. Regional segment operating results were negatively impacted by new competition, construction disruption and difficult comparisons versus the prior year. Caesars Digital set a new all-time quarterly record for Adjusted EBITDA driven by over 40% growth in net revenues.”
Third Quarter 2024 Financial Results Summary and Segment Information
The following tables present actual 2024 and 2023 results as well as adjustments to net revenues, net income (loss) and Adjusted EBITDA for the effects of our completed divestiture in order to reflect amounts and percentage change on a same-store basis:

Net Revenues
	Three Months Ended September 30,
(In millions)	2024	2023	2023 Adj.(a)	Adj. 2023 Total	% Change
Las Vegas	$1,062	$1,120	$(44)	$1,076	(1.3)%
Regional	1,446	1,565	—	1,565	(7.6)%
Caesars Digital	303	215	—	215	40.9%
Managed and Branded	68	98	—	98	(30.6)%
Corporate and Other	(5)	(4)	—	(4)	(25.0)%
Caesars	$2,874	$2,994	$(44)	$2,950	(2.6)%

Net Revenues
	Nine Months Ended September 30,
(In millions)	2024	2023	2023 Adj.(a)	Adj. 2023 Total	% Change
Las Vegas	$3,191	$3,379	$(145)	$3,234	(1.3)%
Regional	4,196	4,415	—	4,415	(5.0)%
Caesars Digital	861	669	—	669	28.7%
Managed and Branded	206	239	—	239	(13.8)%
Corporate and Other	(8)	1	—	1	*
Caesars	$8,446	$8,703	$(145)	$8,558	(1.3)%

Net Income (Loss)
	Three Months Ended September 30,
(In millions)	2024	2023	2023 Adj.(a)	Adj. 2023 Total	% Change
Las Vegas	$226	$238	$—	$238	(5.0)%
Regional	125	176	—	176	(29.0)%
Caesars Digital	11	(29)	—	(29)	*
Managed and Branded	19	45	—	45	(57.8)%
Corporate and Other	(390)	(356)	—	(356)	(9.6)%
Caesars	$(9)	$74	$—	$74	*

Net Income (Loss)
	Nine Months Ended September 30,
(In millions)	2024	2023	2023 Adj.(a)	Adj. 2023 Total	% Change
Las Vegas	$696	$792	$(15)	$777	(10.4)%
Regional	115	375	—	375	(69.3)%
Caesars Digital	(19)	(83)	—	(83)	77.1%
Managed and Branded	54	83	—	83	(34.9)%
Corporate and Other	(1,135)	(309)	—	(309)	*
Caesars	$(289)	$858	$(15)	$843	*

Adjusted EBITDA (b)
	Three Months Ended September 30,
(In millions)	2024	2023	2023 Adj.(a)	Adj. 2023 Total	% Change
Las Vegas	$472	$482	$—	$482	(2.1)%
Regional	498	575	—	575	(13.4)%
Caesars Digital	52	2	—	2	*
Managed and Branded	19	20	—	20	(5.0)%
Corporate and Other	(40)	(36)	—	(36)	(11.1)%
Caesars	$1,001	$1,043	$—	$1,043	(4.0)%

Adjusted EBITDA (b)
	Nine Months Ended September 30,
(In millions)	2024	2023	2023 Adj.(a)	Adj. 2023 Total	% Change
Las Vegas	$1,426	$1,527	$(15)	$1,512	(5.7)%
Regional	1,400	1,531	—	1,531	(8.6)%
Caesars Digital	97	9	—	9	*
Managed and Branded	54	58	—	58	(6.9)%
Corporate and Other	(123)	(117)	—	(117)	(5.1)%
Caesars	$2,854	$3,008	$(15)	$2,993	(4.6)%
____________________
*Not meaningful
(a)Adjustment for pre-disposition results of operations reflecting the subtraction of results of operations for Rio All-Suite & Casino prior to divestiture at the end of the third quarter of 2023. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors for the periods presented. The additional financial information is included to enable the comparison of current results with results of prior periods.
(b)Adjusted EBITDA is not a GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is a widely used measure of operating performance in the gaming industry. See “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a definition of Adjusted EBITDA and a quantitative reconciliation of Adjusted EBITDA to net income (loss), which the Company believes is the most comparable financial measure calculated in accordance with GAAP.

Balance Sheet and Liquidity
As of September 30, 2024, Caesars had $12.7 billion in aggregate principal amount of debt outstanding. Total cash and cash equivalents were $802 million, excluding restricted cash of $124 million.

(In millions)	September 30, 2024	December 31, 2023
Cash and cash equivalents	$802	$1,005

Bank debt and loans	$6,343	$3,193
Notes	6,311	9,199
Other long-term debt	44	47
Total outstanding indebtedness	$12,698	$12,439

Net debt	$11,896	$11,434
As of September 30, 2024, cash on hand and borrowing capacity was as follows:

(In millions)	September 30, 2024
Cash and cash equivalents	$802
Revolver capacity (a)	2,035
Revolver capacity committed to letters of credit	(84)
Available revolver capacity committed as regulatory requirement	(46)
Total (b)	$2,707
___________________
(a)Revolver capacity includes $2.05 billion of available capacity under the CEI Revolving Credit Facility, maturing in January 2028 (subject to a springing maturity in the event certain other long-term debt of Caesars is not extended or repaid), and $25 million under the Caesars Virginia Revolving Credit Facility, maturing on April 26, 2029, less $40 million reserved for specific purposes.
(b)Excludes approximately $190 million of additional borrowing available under the Caesars Virginia Delayed Draw Term Loan.
“On October 17th, we successfully closed on a new $1.1 billion senior unsecured refinancing which, along with financings earlier in the year, continue to set the stage for significant interest expense savings in 2025. As of today, we have received $250 million in cash proceeds from the World Series of Poker brand sale. We are excited to be nearing the completion of our multi-year Caesars New Orleans renovation and permanent Caesars Virginia projects,” said Bret Yunker, Chief Financial Officer.
Reconciliation of GAAP Measures to Non-GAAP Measures
Adjusted EBITDA (described below), a non-GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non-GAAP supplemental information will be helpful in understanding our ongoing operating results. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents net income (loss) before interest income and interest expense, net of interest capitalized, (benefit) provision for income taxes, depreciation and amortization, stock-based compensation expense, (gain) loss on extinguishment of debt, impairment charges, other (income) loss, net income (loss) attributable to noncontrolling interests, transaction costs associated with our acquisitions, developments and divestitures, and non-cash changes in equity method investments. Adjusted EBITDA also excludes the expense associated with certain of our leases as these transactions were accounted for as financing obligations and the associated expense is included in interest expense. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Adjusted EBITDA is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, and payments under our leases with affiliates of GLPI and VICI Properties, Inc., which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. Other companies that provide EBITDA information may calculate Adjusted EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.

Conference Call Information
The Company will host a conference call to discuss its results on October 29, 2024 at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time. Participants may register for the call approximately 15 minutes before the call start time by visiting the following website at https://register.vevent.com/register/BI60631b530d8a4ed9857cb3c83f6bb43f.
Once registered, participants will receive an email with the dial-in number and unique PIN number to access the live event. The call will also be accessible on the Investor Relations section of Caesars’ website at https://investor.caesars.com.
About Caesars Entertainment, Inc.
Caesars Entertainment, Inc. (NASDAQ: CZR) is the largest casino-entertainment company in the US and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, NV, in 1937, Caesars Entertainment, Inc. has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe®, and Eldorado® brand names. Caesars Entertainment, Inc. offers diversified gaming, entertainment and hospitality amenities, one-of-a-kind destinations, and a full suite of mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. To review our latest CSR report, please visit www.caesars.com/corporate-social-responsibility/csr-reports. Know When To Stop Before You Start.® Gambling Problem? Call 1-800-522-4700. For more information, please visit www.caesars.com/corporate.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. These risks and uncertainties include, but are not limited to: (a) the impact on our business, financial results and liquidity of economic trends, inflation, public health emergencies, terrorist attacks and other acts of war or hostility, work stoppages and other labor problems, or other economic and market conditions, including reductions in discretionary consumer spending as a result of downturns in the economy and other factors outside our control; (b) the impact of future cybersecurity breaches on our business, financial conditions and results of operations; (c) our ability to successfully operate our digital betting and iGaming platform and expand its user base; (d) risks associated with our leverage and our ability to reduce our leverage; (e) the effects of competition, including new competition in certain of our markets, on our business and results of operations; and (f) additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements.
In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward- looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.
Source: Caesars Entertainment, Inc.; CZR
Investor Relations: Brian Agnew, bagnew@caesars.com; Charise Crumbley, ccrumbley@caesars.com, 800-318-0047
Media Relations: Kate Whiteley, kwhiteley@caesars.com

CAESARS ENTERTAINMENT, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2024	2023	2024	2023
NET REVENUES:
Casino	$1,599	$1,620	$4,691	$4,789
Food and beverage	438	443	1,295	1,305
Hotel	515	553	1,522	1,581
Other	322	378	938	1,028
Net revenues	2,874	2,994	8,446	8,703
OPERATING EXPENSES:
Casino	828	831	2,497	2,476
Food and beverage	271	266	800	775
Hotel	152	146	428	426
Other	104	118	298	336
General and administrative	478	528	1,443	1,536
Corporate	76	74	234	239
Impairment charges	—	—	118	—
Depreciation and amortization	326	320	979	943
Transaction and other costs, net	(5)	(13)	14	36
Total operating expenses	2,230	2,270	6,811	6,767
Operating income	644	724	1,635	1,936
OTHER EXPENSE:
Interest expense, net	(596)	(581)	(1,780)	(1,761)
Loss on extinguishment of debt	—	(3)	(51)	(200)
Other income (loss)	4	(1)	29	5
Total other expense	(592)	(585)	(1,802)	(1,956)
Income (loss) before income taxes	52	139	(167)	(20)
Benefit (provision) for income taxes	(43)	(47)	(68)	904
Net income (loss)	9	92	(235)	884
Net income attributable to noncontrolling interests	(18)	(18)	(54)	(26)
Net income (loss) attributable to Caesars	$(9)	$74	$(289)	$858

Net income (loss) per share - basic and diluted:
Basic income (loss) per share	$(0.04)	$0.34	$(1.34)	$3.99
Diluted income (loss) per share	$(0.04)	$0.34	$(1.34)	$3.97
Weighted average basic shares outstanding	215	215	216	215
Weighted average diluted shares outstanding	215	216	216	216

CAESARS ENTERTAINMENT, INC.
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO CAESARS TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2024	2023	2024	2023
Net income (loss) attributable to Caesars	$(9)	$74	$(289)	$858
Net income attributable to noncontrolling interests	18	18	54	26
(Benefit) provision for income taxes (a)	43	47	68	(904)
Other (income) loss (b)	(4)	1	(29)	(5)
Loss on extinguishment of debt	—	3	51	200
Interest expense, net	596	581	1,780	1,761
Impairment charges (c)	—	—	118	—
Depreciation and amortization	326	320	979	943
Transaction costs and other, net (d)	7	(27)	49	47
Stock-based compensation expense	24	26	73	82
Adjusted EBITDA	$1,001	$1,043	$2,854	$3,008
Pre-disposition Adjusted EBITDA (e)	—	—	—	(15)
Same-Store Adjusted EBITDA	$1,001	$1,043	$2,854	$2,993
____________________
(a)Benefit for income taxes during the nine months ended September 30, 2023 includes the release of $940 million of valuation allowance against deferred tax assets.
(b)Other (income) loss for the nine months ended September 30, 2024 primarily represents a change in estimate of our disputed claims liability.
(c)Impairment charges for the nine months ended September 30, 2024 includes impairments within our Regional segment, identified in the second quarter of 2024, as a result of a decrease in projected future cash flows at certain properties primarily due to localized competition.
(d)Transaction costs and other, net primarily includes costs related to non-cash losses on the write down and disposal of assets, professional services for transaction and integration costs, various contract exit or termination costs, pre-opening costs in connection with new property openings and expansion projects at existing properties, and non-cash changes in equity method investments. Additionally, transactions costs and other, net for the three and nine months ended September 30, 2023 includes (i) net proceeds received in exchange for participation rights in an insurance claim and (ii) proceeds received for the termination of the Caesars Dubai management agreement.
(e)Adjustment for pre-disposition results of operations reflecting the subtraction of results of operations for Rio All-Suite Hotel & Casino prior to divestiture at the end of the third quarter of 2023. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors for the periods presented. The additional financial information is included to enable the comparison of current results with results of prior periods.